SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2012

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 S. Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 27, 2012, James Brabeck, Maryam Hamzeh and Bonnie Murphy were appointed as directors of Mission Community Bancorp, San Luis Obispo, California, and its wholly-owned subsidiary, Mission Community Bank.  None of such individuals has yet been assigned to any Board committees.
A copy of the press release dated March 28, 2012 with respect to the appointment of Mr. Brabeck, Ms. Hamzeh and Ms. Murphy is included as Exhibit 99.1 hereto and incorporated by reference herein.

Item 5.03   Amendment to Bylaws

On March 27, 2012 the Board of Directors of Mission Community Bancorp (the "Company") adopted Amended and Restated Bylaws to replace its current Bylaws.  The Amended and Restated Bylaws were adopted in order to: (i) update the Company's Bylaws with respect to allowing electronic communications with directors and shareholders, and holding of certain meetings by electronic means if desired; (ii) allowing the Company to implement an additional method of issuing shares via electronic book-entry form; (iii) allowing the Company to distribute annual reports to shareholders by qualifying electronic means if approved by the Board of Directors; (iv) modifying the time periods prescribed for shareholders to be able to nominate directors and (v) deleting sections of the Company's Bylaws as previously required due to the Company's prior participation in the TARP Capital Purchase Program of the U.S. Department of the Treasury.  The Amended and Restated Bylaws were effective upon adoption by the Board on March 27, 2012.

A copy of the Company's Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

3.1           Amended and Restated Bylaws of Mission Community Bancorp.

99.1           Press Release Dated March 30, 2012

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 30, 2012                                                                           MISSION COMMUNITY BANCORP

By:    /s/ Mark R. Ruh
Mark R. Ruh, Chief Financial Officer

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